Exhibit 99.01

iGATE CORPORATION DELAYS FILING ITS

FORM 10-K

Pittsburgh, Pennsylvania – April 1, 2005 – iGATE Corporation (Nasdaq: IGTE) today announced that it was unable to file its Annual Report on Form 10-K for the year ended December 31, 2004 by the extended deadline date of March 31, 2005 pursuant to its Form 12b-25 previously filed with the Securities and Exchange Commission (SEC). Additional time will be required to complete the previously disclosed review of accounts receivable balances and the assessment of the effectiveness of the internal control over financial reporting as of December 31, 2004, as required by Section 404 of the Sarbanes-Oxley Act.

In connection with its evaluation of internal control over financial reporting, Company management has concluded that, as of December 31, 2004, the Company had ineffective controls over the application and monitoring of cash payments received from customers and the issuance of customer credit memos and discounts. This control deficiency could result in a misstatement to customer accounts receivable that could result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. As a result of the aggregation of these deficiencies, Company management believes that a material weakness exists and, therefore, the Company expects to disclose in its Form 10-K that its internal control over financial reporting was not effective as of December 31, 2004. The Company anticipates that its independent registered public accounting firm will issue an adverse opinion on the operating effectiveness of its internal control over financial reporting as of December 31, 2004. In addition, as a result of its inability to file its 2004 Form 10-K by March 31, 2005, the Company is no longer in compliance with listing conditions of the Company’s common stock on the NASDAQ Stock Market. If necessary, the Company expects to request a hearing before a NASDAQ panel regarding its compliance with the listing standards.

Based upon its review, the Company has concluded that its receivables were overstated by approximately $800,000, and an adjustment was recorded to reflect this change. To address this material weakness, the Company performed additional analysis and other post-closing procedures to ensure that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. Although this overstatement remains subject to audit adjustment, and while there can be no assurance that additional deficiencies will not be detected as a result of the continuing review, the Company does not expect the impact of any adjustment to require the restatement of any of the Company’s previous financial statements. The Company previously disclosed its expected operating results for the year ended December 31, 2004 in the Company’s Form 12b-25 filed with the SEC on March 17, 2005.

About iGATE Corporation:

iGATE Corporation (Nasdaq: IGTE) is the first fully integrated technology and operations firm with a global service model. iGATE Corporation, through its offshore subsidiary iGATE Global Solutions Ltd., enables clients to optimize their business through a combination of process investment strategies, technology leverage and business process outsourcing and provisioning. Services include consulting, enterprise data management and data warehousing, business intelligence and analytics, design, development, system integration, package evaluation and implementation, re-engineering and maintenance. iGATE Corporation also offers IT Professional Services in the areas of packaged application implementation, custom development, web services and business intelligence.

The company services more than 500 clients across five continents. Clients rely on iGATE because of our high quality of service, our responsiveness and our cost-effective global reach. More information on iGATE is available at http://www.igatecorp.com.

Some of the statements in this news release that are not historical facts are forward-looking statements. These forward-looking statements include our financial, growth and liquidity projections as well as statements concerning our plans, strategies, intentions and beliefs concerning our business, cash flows, costs and the markets in which we operate. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify certain forward-looking statements. These statements are based on information currently available to us, and we assume no obligation to update these statements as circumstances change. There are risks and uncertainties that could cause actual events to differ materially from these forward-looking statements. These risks include, but are not limited to, our ability to predict our financial performance, the level of market demand for our services, the highly-competitive market for the types of services that we offer, the impact of competitive factors on profit margins, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, our ability to reduce costs and conserve cash, currency fluctuations and market conditions in India and elsewhere around the world, political and military tensions in India and South Asia, changes in generally accepted accounting principles and/or their interpretation and other risks that are described in more detail in our filings with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2003.